EXHIBIT 4.19.4

                    THIRD AMENDMENT TO SHAREHOLDER AGREEMENT

         This THIRD AMENDMENT TO SHAREHOLDER AGREEMENT (this "Amendment") made as of September 14, 2000, by and among VALUESTAR CORPORATION, a Colorado corporation (the "Company"), SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, a Delaware Limited Partnership ("Seacoast"), PACIFIC MEZZANINE FUND, L.P. a California limited partnership ("Pacific") and TANGENT GROWTH FUND, L.P., a
California limited partnership ("Tangent") (individually and collectively, "Purchaser"), and Jim Stein ("Stein"), James A. Barnes ("Barnes"), and Jerry E. Polis ("Polis") (individually and collectively, the "Shareholder").

         WHEREAS, the Company, Purchaser and Shareholder have entered into that certain Shareholder Agreement, dated as of March 31, 1999, as amended on July 22, 1999 and December 8, 1999 (collectively, the "Shareholder Agreement" and, as further amended hereby, the "Agreement")

         WHEREAS, in connection with a Series C Convertible Preferred Stock financing of the Company, Shareholder has requested that Purchaser and Shareholder make certain amendments to the Shareholder Agreement, and Purchaser and Shareholder are willing to do so upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. DEFINITIONS. All capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement. Unless otherwise specified, all section references herein refer to sections of the Shareholder.

         2. AMENDMENT TO ARTICLE VI - First Refusal; and Co-Sale Rights. Each of Seacoast, Pacific and Tangent hereby agree that solely for purposes of Article VI of the Shareholder Agreement, Shareholder shall only mean Stein. Neither Barnes nor Polis nor any Capital Stock now owned or later acquired by either of them or otherwise held by Barnes or Polis or their affiliates shall be subject to any of the provisions set forth in Article VI of the Shareholder Agreement.

         3. AMENDMENT TO ARTICLE VII -Voting Agreement. Each of Seacoast, Pacific and Tangent hereby agree that Barnes' and Polis' voting obligations under Article VIII of the Shareholders Agreement with respect to any Capital Stock now owned or later acquired by either of them or their affiliates shall expire at such time that Barnes or Polis, as the case may be, are no longer the beneficial owners with respect to such shares of Capital Stock, whether or not they continue to own other shares of Capital Stock.

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         4. MISCELLANEOUS.

         4.1 Survival of Representations and Warranties. All representations and warranties made in the Shareholder, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Agreements, and no investigation by Purchaser or any closing shall affect the representations and warranties or the right of Purchaser to rely upon them.

         4.2 Reference to Shareholder Agreement. The Shareholder Agreement and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Shareholder Agreement, as amended hereby, are hereby amended so that any reference in the Shareholder Agreement and such other Agreements to the Shareholder Agreement shall mean a reference to the Shareholder Agreement as amended hereby.

         4.3 Expenses of Purchaser. As provided in the Shareholder Agreement, the Company agrees to pay on demand all costs and expenses incurred by Purchaser in connection with the preparation, negotiation and execution of this Amendment and any other agreements executed pursuant hereto, including, without limitation, the reasonable costs and fees of Purchaser's legal counsel.

         4.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         4.5 Successors and Assigns. This Amendment will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         4.6 Headings. The headings of the sections and subsections of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

         4.7 Counterparts. This Amendment may be executed in any number of counterparts, which shall collectively constitute one agreement.

         4.8 Law Governing. THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN SUBSTANTIALLY NEGOTIATED AND MADE IN THE STATE OF CALIFORNIA AND SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN, WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

         4.9 Waiver; Modification. NO PROVISION OF THIS AMENDMENT MAY BE

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WAIVED, CHANGED OR MODIFIED, OR THE DISCHARGE THEREOF ACKNOWLEDGED,  ORALLY, BUT
ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT.

         4.10 Final Agreement. THE SHAREHOLDER AGREEMENT, AS AMENDED HEREBY, REPRESENTS THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE SHAREHOLDER AGREEMENT, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.




               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

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         IN WITNESS WHEREOF, the Company,  Purchaser and Shareholder have caused this Amendment to be executed and delivered as of the date first written, which execution may be done in counterparts.


                  COMPANY:

                                   VALUESTAR CORPORATION


                                   By: /s/ James Stein
                                       ---------------
                                   Name:   James Stein
                                   Its:    Chief Executive Officer


                  SHAREHOLDER:


                                   /s/ James Stein
                                   ---------------
                                   James Stein


                                   /s/ James A. Barnes
                                   -------------------
                                   James A. Barnes, individually, as President of Sunrise Capital, Inc. and General Partner of Tiffany Investments, and as General
                                   Partner of Tiffany Investments Limited Partnership


                                   /s/ Jerry E. Polis
                                   ------------------
                                   Jerry E. Polis, individually, as President of Davric Corporation and Trustee of the Jerry
                                   E. Polis Family Trust

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                  PURCHASER:

                  SEACOAST CAPITAL PARTNERS LIMITED
                  PARTNERSHIP
                           By:      Seacoast I Advisors, LLC,
                                    its general partner

                           By:      /s/ Jeffrey J. Holland
                                    ----------------------
                           Name:    Jeffrey J. Holland
                           Its:     Vice President


                  PACIFIC MEZZANINE FUND, L.P.
                           By:      Pacific Private Capital
                                    its general partner

                           By:      /s/ Nathan W. Bell
                                    ------------------
                           Name:    Nathan W. Bell
                           Its:     General Partner

                  TANGENT GROWTH FUND, L.P.
                           By:      Tangent Fund Management, LLC
                                    its general partner

                           By:      /s/ Mark P. Gilles
                                    ------------------
                           Name:    Mark P. Gilles
                           Its:     Vice President

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